As filed with the Securities and Exchange Commission on September 27, 2001
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                            --------------------

                               PROLOGIS TRUST
           (Exact name of registrant as specified in its charter)
         MARYLAND
   (State or other jurisdiction                        74-2604728
  of incorporation or organization)        (I.R.S. Employer Identification No.)

       14100 East 35th Place
         Aurora, Colorado                                 80011
(Address of principal executive offices)                (Zip Code)


            Registrant's telephone number, including area code:
                               (303) 375-9292

                               PROLOGIS TRUST
                        EMPLOYEE SHARE PURCHASE PLAN
                          (Full title of the plan)

                             Edward S. Nekritz
                               ProLogis Trust
                           14100 East 35th Place
                           Aurora, Colorado 80011
                               (303) 375-9292
                            (Agent for Service)

                            --------------------

                      CALCULATION OF REGISTRATION FEE
===============================================================================


                                            Proposed   Proposed
                                            Maximum    Maximum
                                            Offering   Aggregate     Amount of
Title of Securities        Amount to be     Price Per  Offering    Registration
to be Registered         Registered (1)(2)  Share(3)   Price(3)         Fee
-------------------------------------------------------------------------------
Common Shares of
Beneficial Interest,
par value $0.01 per
share (including
related preferred
share purchase rights)... 5,000,000 Shares   $19.845   $99,225,000  $24,806.25
===============================================================================
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) This Registration Statement also relates to such additional shares as may be issuable as a result of certain adjustments including, without limitation, share splits, share dividends, recapitalizations or other corporate restructurings.
(3) Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the shares of Common Stock as reported on the New York Stock Exchange on September 21, 2001.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents filed by ProLogis Trust (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2001;

         (c)   The Company's Current Report on Form 8-K filed on July 10, 2001;
               and

         (d) The Company's description of Common Shares of Beneficial Interest, $.01 par value, and related Preferred Share Purchase Rights on Forms 8-A, and all amendments and reports updating such descriptions, filed with the Commission.

         All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not applicable.

Item 5.  Interest of Named Experts and Counsel
         -------------------------------------

         The validity of the issuance of the Common Shares registered hereunder will be passed upon for ProLogis by the law firm of Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has represented and is currently representing ProLogis and certain of its affiliates.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Article 4, Section 10 of the Declaration of Trust provides as follows with respect to the limitation of liability of Trustees:

         "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a real estate investment trust, no Trustee of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 10, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 10, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the Trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding."

         Article 4, Section 11 of the Declaration of Trust provides as follows with respect to the indemnification of Trustees:

         "The Trust shall indemnify each Trustee, to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a Trustee of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each Trustee in connection with any such proceedings."

         Article 8, Section 1 of the Declaration of Trust provides as follows with respect to the limitation of liability of officers and employees:

         "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers of a real estate investment trust, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the officer is entered in a proceeding based on a finding in the proceeding that the officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding."

         Article 8, Section 2 of the Declaration of Trust provides as follows with respect to the indemnification of Trustees:

         "The Trust shall have the power to indemnify each officer, employee and agent, to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings."

         ProLogis has entered into indemnity agreements with each of its officers and Trustees which provide for reimbursement of all expenses and liabilities of such officer or Trustee, arising out of any lawsuit or claim against such officer or Trustee due to the fact that he was or is serving as an officer or Trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Securities Exchange Act of 1934 or (c) relating to judicially determined criminal violations. In addition, ProLogis has entered into indemnity agreements with each of its Trustees who is not also an officer of ProLogis which provide for indemnification and advancement of expenses to the fullest lawful extent permitted by Maryland law in connection with any pending or completed action, suit or proceeding by reason of serving as a Trustee and ProLogis has established a trust to fund payments under the indemnification agreements.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

       See Index to Exhibits.

Item 9.  Undertakings
         ------------

         A.   Rule 415 Offering

              The undersigned registrant hereby undertakes:

              1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   ii. To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, that paragraphs (A)(1)(i) and
                        (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.       Filings Incorporating Subsequent Exchange Act Documents by
                  Reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       Indemnification of Directors and Officers

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's charter or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, ProLogis has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Aurora, State of Colorado, on September 27, 2001.


                                        ProLogis Trust

                                         /s/ K.  Dane Brooksher
                                        -----------------------------------
                                        K. Dane Brooksher
                                        Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                             POWER OF ATTORNEY
                             -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each of ProLogis Trust, a Maryland real estate investment trust, and the undersigned trustees and officers of ProLogis Trust, hereby constitutes and appoints K. Dane Brooksher, Walter C. Rakowich, Luke A. Lands and Edward S. Nekritz, its or his true and lawful attorneys-in- fact and agents, for it or him and in its or his name, place and stead, in any and all capacities, with full power to act alone, to sign a registration statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and any and all amendments thereto, and to file each such registration statement or amendment, with all exhibits thereto, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done, as fully and to all intents and purposes as it or he might or could so in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                       TITLE                       DATE
---------                       -----                       ----


 /s/ K. Dane Brooksher          Chairman, Chief Executive   September 27, 2001
---------------------------     Officer and Trustee
K. Dane Brooksher


 /s/ Irving F. Lyons III        President, Chief Investment September 27, 2001
---------------------------     Officer and Trustee
Irving F. Lyons III


 /s/ Walter C. Rakowich         Managing Director and       September 27, 2001
---------------------------     Chief Financial Officer
Walter C. Rakowich


 /s/ Luke A. Lands              Senior Vice President and   September 27, 2001
---------------------------     Controller
Luke A. Lands


 /s/ Shari J. Jones             Vice President              September 27, 2001
---------------------------     (Principal Accounting
Shari J. Jones                   Officer)

 /s/ C. Ronald Blankenship      Trustee                     September 27, 2001
---------------------------
C. Ronald Blankenship


 /s/ Stephen L. Feinberg        Trustee                     September 27, 2001
---------------------------
Stephen L. Feinberg


 /s/ Donald P. Jacobs           Trustee                     September 27, 2001
---------------------------
Donald P. Jacobs


 /s/ Kenneth N. Stensby         Trustee                     September 27, 2001
---------------------------
Kenneth N. Stensby


  J. Andre Teixeira             Trustee                     September 27, 2001
 --------------------------
J. Andre Teixeira


 /s/ Thomas G. Wattles          Trustee                     September 27, 2001
----------------------------
Thomas G. Wattles


 /s/ William D. Zollars         Trustee                     September 27, 2001
---------------------------
William D. Zollars



         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aurora, State of Colorado, on September 27, 2001.



                                       ProLogis Trust, as Administrator of the
                                       ProLogis Trust Employee Share Purchase
                                       Plan


                                        /s/ Edward S.  Nekritz
                                       -----------------------------------
                                       Edward S.  Nekritz
                                       Senior Vice President and Secretary

                             INDEX TO EXHIBITS


EXHIBIT                    DESCRIPTION
-------                    -----------

4.1      Articles of Amendment and Restatement of ProLogis Trust
         (Incorporated by reference to Exhibit 3.1 to ProLogis' Form 10-Q for the period ending June 30, 1999)

4.2 Amended and Restated Bylaws of ProLogis Trust (Incorporated by reference to Exhibit 3.2 to ProLogis' Form 10-Q for the period ending June 30, 1999)

4.3 Rights Agreement, dated as of December 31, 1993, between ProLogis and State Street Bank and Trust Company, as Rights Agent, including form of Rights Certificate (Incorporated by reference to Exhibit 4.4 to ProLogis' Registration Statement No. 33-78080)

4.4 First Amendment to Rights Amendment, dated as of February 15, 1995, between ProLogis, State Street Bank and Trust Company and First National Bank of Boston, as successor Rights Agent
         (Incorporated by reference to Exhibit 3.1 to ProLogis' Form 10-Q for the quarter ended September 30, 1995)

4.5 Second Amendment to Rights Agreement, dated as of June 22, 1995, between ProLogis State Street Bank and Trust Company and The First National Bank of Boston (Incorporated by reference to Exhibit 3.1 to ProLogis' Form 10-Q for the quarter ended September 30, 1995)

4.6 Form of share certificate for Common Shares of Beneficial Interest of ProLogis (Incorporated by reference to exhibit 4.4 to ProLogis' Registration Statement No. 33-73382)

4.7      ProLogis Trust Employee Share Purchase Plan, as amended and restated.

5.1 Opinion of Mayer, Brown & Platt as to the validity of the shares being offered

15.1     Letter from Arthur Andersen LLP as to unaudited interim statements

23.1     Consent of Arthur Andersen LLP, Chicago, Illinois

23.2     Consent of KPMG LLP, Stockholm, Sweden

23.3     Consent of KPMG LLP, New York, New York

23.4     Consent of Mayer, Brown & Platt (included in Exhibit 5.1)

24.1     Power of Attorney (included on Signature to this Registration
         Statement)